Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this registration statement on Form N-2 (this “Registration Statement”) of our report dated March 10, 2025, with respect to the consolidated financial statements of Ares Strategic Income Fund included herein. We also consent to the reference to us under the headings “Financial Highlights,” “Senior Securities,” and “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ KPMG LLP

Los Angeles, California
April 23, 2025